EXHIBIT 24.1

                 Consent of Independent Auditors


                 CONSENT OF INDEPENDENT AUDITORS


     As independent auditors, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated May 17, 1996, relating to the consolidated financial statements and financial statement schedules of Definition, Ltd., for the year ended December 31, 1995, included on Form 10-KSB for the year ended December 31, 1995. We also consent to the reference to this firm under the heading "Experts" in this Registration Statement.


                                   /s/

                                   SMITH, DANCE & COMPANY
                                   Certified Public Accountants
                                   Irving, Texas
                                   January 7, 1997